UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 12, 2008
Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street, Middlefield, Ohio	44062-0035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code                      (440) 632-1666
[not applicable]

(Former nme or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On May 12, 2008, Middlefield Banc Corp.’s (“Middlefield”) Board of Directors authorized the repurchase of up to 4.99% of Middlefield’s outstanding common stock in open market or private transactions from time to time. The repurchase program will depend on market conditions. Accordingly, there is no guarantee of the exact number of shares that may be repurchased. The repurchases generally will be effected through open market purchases or in privately negotiated transactions. The repurchased shares will become treasury shares available for general corporate purposes. Middlefield currently has approximately 1,541,807 shares outstanding.
     The repurchase program will expire in May, 2009. The Board of Directors’ approval of the repurchase program took into account current economic and market factors, alternate investment strategies, and the strong capital position of Middlefield and its banking subsidiaries, The Middlefield Banking Company and Emerald Bank. Middlefield’s most recent share repurchase program expired in April, 2008.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.
Date: May 15, 2008	/s/ James R. Heslop, II
James R. Heslop, II
Executive Vice President and COO